SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – December 14, 2010 (December 10, 2010)

NORTH AMERICAN ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52522	98-0550352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

6914 So Yorktown Ave, Suite 130, Tulsa, OK  74136
(Address of principal executive offices) (Zip Code)

(918) 712-7774
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02:	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 10, 2010, the Company, through a consent by majority of the Board of Directors appointed Michael D. Pruitt to replace Ross E. Silvey as Interim Chief Executive Officer of the Company.  Dr. Silvey will remain on the Board of Directors.  The Company is planning to expand its operations into other areas and felt it needed the special expertise afforded by Mr. Pruitt's background.

Michael Pruitt, 50, is a long-time entrepreneur with a proven track record, possesses the expertise to evaluate potential investments, form key relationships and recognize a strong management team.  Mr. Pruitt founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments.  The business succeeded immediately, and in order to grow Avenel Financial Group to its full potential and better represent the company's ongoing business model, he formed Avenel Ventures, an innovative technology investment and business development company.  In the late 1980s, Mr. Pruitt owned Southern Cartridge, Inc., which he eventually sold to MicroMagnetic, Inc., where he continued working as Executive Vice President and a Board member until Southern Cartridge was sold to Carolina Ribbon in 1992.  From 1992 to 1996, Mr. Pruitt worked in a trucking firm where he was instrumental in increasing revenues from $6 million to $30 million.  The firm was sold in 1996 to Priority Freight Systems.  Between 1997 and 2000, Mr. Pruitt assisted several public and private companies in raising capital, recruiting management and preparing companies to go public or be sold.  He was the CEO, President and Chairman of the Board of Onetravel Holdings, Inc. (formerly RCG Companies), a publicly traded holding company formerly listed on the AMEX.  Mr. Pruitt received a Bachelor of Arts degree from Coastal Carolina University in Conway, South Carolina, where he sits on the Board of Visitors of the Wall School of Business.   Mr. Pruitt is currently Chief Executive Officer and a director of Chanticleer Holdings, Inc. and Efftec International, Inc., a director of Green St. Energy, Inc and a director of North American Energy Resources, Inc.  Mr. Pruitt has no family relationship with any other member of the Board of Directors or any other officer of the Company.

As of December 10, 2010, there were 21,554,945 shares of Company common stock issued and outstanding.  On that date, to the knowledge of the Company, Mr. Pruitt was the only shareholder who owned beneficially more than 5% of the Company's common stock.  The table below contains information, as of that date, regarding the beneficial ownership of Mr. Pruitt.

	Number of shares
Name and address of beneficial owner	beneficially owned	Percent of class

Michael D. Pruitt (a)	2,842,641	13.19%
11220 Elm Lane, Suite 203
Charlotte, NC 28277

(a) The shares beneficially owned by Mr. Pruitt include 1,992,461 shares owned by Avenel Financial Group, Inc. (includes the newly issued 107,201 shares discussed above), which is wholly owned by Mr. Pruitt; 700,000 shares owned by Chanticleer Holdings, Inc. of which Mr. Pruitt is Chief Executive Officer, a director and approximately 17% owner; and 150,000 shares owned by Avenel Ventures, LLC, which is wholly owned by Chanticleer Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN ENERGY RESOURCES, INC.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt, Interim Chief Executive Officer

Date:   December 14, 2010